Ex. 99.25(2)(j)(1)(xi)

Amendment to Amended and Restated Master Custodian Agreement

This amendment, made as of June 27, 2025, and effective June 11, 2025 (the “Amendment”), to the Amended and Restated Master Custodian Agreement dated as of December 1, 2022 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”), is by and among each management investment company and limited liability company identified on Appendix A thereto (each,  a “Fund” and collectively, the “Funds”), and State Street Bank and Trust Company (the “Custodian”, and together with the Funds, the “Parties”).

Whereas, the Board of Trustees of PPM Funds (the “Board”) has approved the liquidation, de-registration, and termination of its portfolios, the PPM Core Plus Fixed Income Fund and PPM High Yield Core Fund (the “Terminated Funds”), as identified on Appendix A, and PPM Funds have ceased its operations of the Terminated Funds (the “Fund Terminations”); and

Whereas,  the Parties have agreed to amend the Agreement, including its Appendix A, to remove PPM Funds as a party and to remove the Terminated Funds, effective June 11, 2025.

Now, Therefore, in consideration of the promises and mutual covenants herein contained, the Parties hereto agree as follows:

1)	PPM Funds is hereby removed as a party to the Agreement, effective June 11, 2025.

2)	Appendix A to the Agreement is hereby deleted, in its entirety, and replaced with the Appendix A attached hereto to reflect the removal of the Terminated Funds, effective June 11, 2025.

3)	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4)
This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[signature page immediately follows]

In Witness Whereof, the Parties hereto have caused this Amendment to be executed by their officers designated below, effective June 11, 2025.

JNL Series Trust, and
JNL Investors Series Trust,
each on behalf of its Portfolios listed on Appendix A of the Agreement

Jackson Credit Opportunities Fund

Jackson Credit Opportunities Fund LLC

Jackson Real Assets Fund

Jackson Real Assets Fund LLC

By:	/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Vice President and Assistant Secretary

State Street Bank and Trust Company

By:	/s/ A. Bonavita
Name:	Agostino Bonavita
Title:	Managing Director

Appendix A

(Updated as of June 11, 2025)

Management Investment Company: JNL Series Trust, for the following Portfolios
JNL Multi-Manager Alternative Fund
JNL Multi-Manager Emerging Markets Equity Fund
JNL Multi-Manager Floating Rate Income Fund
JNL Multi-Manager International Small Cap Fund
JNL Multi-Manager Mid Cap Fund
JNL Multi-Manager U.S. Select Equity Fund
JNL/Causeway International Value Select Fund
JNL/ClearBridge Large Cap Growth Fund
JNL/Cohen & Steers U.S. Realty Fund
JNL/DFA International Core Equity Fund
JNL/DFA U.S. Core Equity Fund
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Core Fixed Income Fund
JNL/DoubleLine® Emerging Markets Fixed Income Fund
JNL/DoubleLine® Shiller Enhanced CAPE® Fund
JNL/DoubleLine® Total Return Fund
JNL/Fidelity Institutional Asset Management® Total Bond Fund
JNL/GQG Emerging Markets Equity Fund
JNL/Invesco Diversified Dividend Fund
JNL/Invesco Global Growth Fund
JNL/Invesco Small Cap Growth Fund
JNL/JPMorgan Global Allocation Fund
JNL/JPMorgan Hedged Equity Fund
JNL/JPMorgan Managed Aggressive Growth Fund
JNL/JPMorgan Managed Conservative Fund
JNL/JPMorgan Managed Growth Fund
JNL/JPMorgan Managed Moderate Fund
JNL/JPMorgan Managed Moderate Growth Fund
JNL/JPMorgan Nasdaq® Hedged Equity Fund
JNL/JPMorgan Midcap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/JPMorgan U.S. Value Fund
JNL/Lazard International Quality Growth Fund
JNL/Loomis Sayles Global Growth Fund
JNL/Lord Abbett Short Duration Income Fund
JNL/Mellon World Index Fund
JNL/Mellon Nasdaq® 100 Index Fund
JNL/MFS Mid Cap Value Fund
JNL/Neuberger Berman Commodity Strategy Fund
JNL/Neuberger Berman Gold Plus Strategy Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Investment Grade Credit Fund
JNL/PPM America Total Return Fund
JNL/RAFI® Fundamental U.S. Small Cap Fund
JNL/RAFI® Multi-Factor U.S. Equity Fund
JNL/T. Rowe Price Balanced Fund
JNL/T. Rowe Price Capital Appreciation Equity Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/T. Rowe Price Growth Stock Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price U.S. High Yield Fund
JNL/T. Rowe Price Value Fund
JNL/Westchester Capital Event Driven Fund
JNL/William Blair International Leaders Fund

Management Investment Company: JNL Investors Series Trust
[Reserved]

Management Investment Company: Jackson Credit Opportunities Fund

Limited Liability Company: Jackson Credit Opportunities Fund LLC

Management Investment Company: Jackson Real Assets Fund

Limited Liability Company: Jackson Real Assets Fund LLC